UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 1, 2025

OCCIDENTAL PETROLEUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9210	95-4035997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 110 Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 215-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.20 par value	OXY	New York Stock Exchange
Warrants to Purchase Common Stock, $0.20 par value	OXY WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2025, the Board of Directors (the “Board”) of Occidental Petroleum Corporation (“Occidental” or the “Company”) promoted Richard A. Jackson, 49, to Chief Operating Officer, effective immediately. He will continue serving as Senior Vice President, a position to which he was appointed in October 2020.

Mr. Jackson has over 25 years of experience in the oil and gas industry, holding a variety of technical and leadership roles. Mr. Jackson has been an employee of Occidental since 2003, and most recently served as President of Operations for U.S. Onshore Resources and Carbon Management since October 2020. Prior to that, Mr. Jackson served as President and General Manager, EOR and Oxy Low Carbon Ventures, LLC; President Low Carbon Ventures; Senior Vice President, Operation Support; Vice President, Investor Relations; and President and General Manager Permian Resources Delaware Basin. Mr. Jackson holds a Bachelor of Science degree in Petroleum Engineering from Texas A&M University.

In connection with his promotion, Mr. Jackson’s base salary was increased to $925,000 per year, and he is eligible for a target annual cash incentive award of $925,000 for 2025, each effective on or about October 1, 2025. Mr. Jackson also received a grant of restricted stock units valued at $1,500,000, which vests in equal annual installments over a three-year period subject to Mr. Jackson’s continued service through the applicable vesting dates.

Mr. Jackson does not have any family relationships with any director, executive officer or person nominated or chosen to become a director or executive officer of the Company, and there are no arrangements or understandings between him and any other person pursuant to which Mr. Jackson was appointed as an officer of the Company. There are no related party transactions involving Mr. Jackson that are reportable under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD.

On October 2, 2025, Occidental issued a press release with respect to the management change described above. The press release, furnished as Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated October 2, 2025, issued by Occidental Petroleum Corporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 3, 2025	OCCIDENTAL PETROLEUM CORPORATION

	By:	/s/ Nicole E. Clark

	Name:	Nicole E. Clark

	Title:	Vice President, Chief Compliance Officer and Corporate Secretary